UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              February 28, 2018

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01.     Completion of Acquisition or Disposition of Assets.

Effective February 28, 2018, MutualFirst Financial, Inc. ("MutualFirst") completed its previously announced acquisition of Universal Bancorp ("Universal") and Universal's subsidiary, BloomBank ("Bloom"), pursuant to an Agreement and Plan of Merger, dated October 4, 2017 (the "Merger Agreement"), by and between MutualFirst, and Universal under which Universal merged with and into MutualFirst (the "Merger"). Immediately following the Merger BloomBank merged with and into MutualBank.

Upon completion of the Merger, each share of Universal Bancorp common stock was converted into the right to receive 15.6 shares of MutualFirst common stock, with cash payable in lieu of fractional MutualFirst shares, and $250.00 in cash (the "Merger Consideration").
 MutualFirst Financial issued an aggregate of approximately 1,185,500 shares of common stock for the stock portion of the Merger Consideration and paid an aggregate of approximately $19.0 million for the cash portion of the Merger Consideration.
In connection with the Merger, MutualFirst assumed the obligations of Universal of $5,155,000 aggregate principal amount of Junior Subordinated Debt Securities due October 7, 2035 relating to Universal's outstanding trust preferred securities.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2018, effective upon completion of the Merger, Mark Barkley, chairman of Universal and BloomBank and Brian Hewitt a director of Universal and BloomBank became directors of MutualFirst and MutualBank   Both Mr. Barkley's and Mr. Hewitt's term as a director of MutualFirst will expire at the 2018 annual meeting of MutualFirst shareholders at which time Mr. Barkley will be nominated for a term to expire in 2021 and Mr. Hewitt will be nominated for a term to expire in 2019.  The Board committees to which Mr. Barkley and Mr. Hewitt will be appointed have not yet been determined.  The appointments of Mr. Barkley and Mr. Hewitt as directors of MutualFirst were contemplated by and made in accordance with the Agreement and Plan of Merger, dated as of October 4 2017, by and between MutualFirst and Universal.
As directors of MutualFirst and MutualBank, Messrs. Barkley and Hewitt are expected to be entitled to the same general compensation arrangement as is provided to the other non-employee directors of MutualFirst and MutualBank.  A description of this arrangement is contained under the heading "Compensation of Directors" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017 and is incorporated herein by reference.

Item 8.01.	Other Events.
On February 28, 2018, MutualFirst issued a press release announcing completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this "Report") no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

 (d) Exhibits.
The following exhibits are filed herewith:
2.1
Agreement and Plan of Merger By and Between Universal Bancorp, Inc. and MutualFirst Financial, Inc., previously filed with the Commission (File No. 000-27905) as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on October 4, 2017 is incorporated herein by reference as Exhibit 2.1.

99.1	Press Release of MutualFirst Financial dated February 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date: March 2, 2018	By:	/s/ David W. Heeter
David W. Heeter President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger By and Between Universal Bancorp, Inc. and MutualFirst Financial, Inc., previously filed with the Commission (File No. 000-27905) as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on October 4,2017 is incorporated herein by reference as Exhibit 2.1.

99.1	Press Release dated February 28, 2018